COMMERCIAL PROMISSORY NOTE

$350,000.00 Effective September 30, 2020

FOR VALUE RECEIVED, the undersigned, TPT Global Tech, Inc., a Florida Corporation (hereinafter "Maker"), promises to pay to Michael A. Littman Atty., Defined Benefit Plan at such place as the Holder may designate in writing, the principal sum of USD $-Three hundred fifty thousand and no/100 ($350,000), bearing interest @ 0% per annum, due November 30, 2020.

1. The Buyer agrees that it will make all efforts possible to file a registration statement by Oct. 23, 2020 and pursue effectiveness by November 13, 2020 to register Buyer's common shares sufficient to pay the note balance in conversion of the note in the event it is not paid in cash. In the event of SEC review and comments which will delay the effectiveness, the note will be automatically extended until effectiveness, if and only if effectiveness of the registration is promptly pursued-delay by not providing information or financials promptly will trigger default. Stock must be issued within three business days of effectiveness. Note may be paid in cash at any time prior to issuance of stock. The number of shares which may be received in consideration for the $350,000 note is to be computed at the five day average price as specified under Rule 474 under the Securities Act of 1933 for the 5 days preceding the date of the request for acceleration of the effective date of the registration of the TPT common shares which may be issued in conversion. Upon effectiveness of the Registration statement, and delivery of the shares thereunder, this note shall be deemed paid in full.

2. This Note is secured by a Pledge and Security Agreement for 500,000 shares of Series A Preferred Stock of InnovaQor, Inc.

In event Maker shall (i) default in the performance of any of the obligations, covenants or agreements legally imposed by the terms of this Note, or (ii) apply for or consent in writing to the appointment of a receiver, trustee, or liquidator of Maker or (iii) file a voluntary petition in bankruptcy, or admit in writing Maker's inability to pay Maker's debts as they come due, or (iv) make general assignments for the benefit of creditors, (v)merge with another company or (vi) file a petition or answer seeking reorganization or rearrangement with creditors or taking advantage of any insolvency law, or (vii) file an answer admitting the material allegations of a petition filed against Maker in any bankruptcy, reorganization, insolvency or similar proceedings, at the option of the holder, the whole indebtedness evidenced hereby may be declared due and payable whereupon the entire unpaid principal balance of this Note and all interest accrued thereon from last payment date at 12% per annum shall thereupon at once mature and become due and payable without presentment or demand for payment or notice of the intent to exercise such option or notice of the exercise of such option by the Holder, or notice of any kind, all of which are hereby expressly waived by Maker and may be collected by suit or other legal proceedings.

If all or any part of the amount of this Note be declared due in accordance with the other provisions hereof, or if any installment herein provided is not paid when due, the principal balance as the case may be, shall bear interest at the lesser of (i) eighteen percent (18%) per annum, or (ii) the Maximum Rate allowed under applicable law until paid in full or until the Note is reinstated.

Notice of Default shall be given, in writing, to Maker, after five days after occurrence of default. Maker shall have ten days after written Notice of Default, within which to cure the default plus interest at default rate, legal fees and costs incurred.

Except as otherwise provided herein, the undersigned and all sureties, guarantors and endorsers of this Note severally waive all notices, demands, presentments for payment, notices of non-payment, notice of intention to accelerate the maturity, notices of acceleration, notices of dishonor, protest and notice of protest, diligence in collecting or b1inging suit as to this Note and as to each, every and all installments hereof and all obligations hereunder and against any party hereto and to the application of any payment on this obligation, or as an offset hereto, and agree

to all extensions, renewals, partial payments, substitutions or evidence of indebtedness and the taking, release or substitution of all or any part of the security or the release of any party liable hereon with or without notice before or after maturity.

It is the intention of the parties hereto to comply with the usury laws applicable to this loan if any, accordingly it is agreed that notwithstanding any provision to the contrary in this Note or in any of the documents securing payment hereof no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest is provided for, contracted for, charged for or received, then the provisions of this paragraph shall govern and control and neither the Maker hereof nor any other party liable for the payment hereof shall be obligated to pay the amount of such excess interest. Any such excess interest which may have been collected shall be, at the Holder's option, either applied as a credit against the then unpaid principal amount hereof or refunded to Maker. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws as now or hereafter construed. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged for, or received under this Note which are made for the purposes of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the full stated term of this Note, all interest contracted for, charged for or received from the Maker or otherwise by the Note Holder.

In the event this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or in the event it is collected by suit or through bankruptcy, probate, receivership or other legal proceedings (including foreclosure), the undersigned hereby agrees to pay to the Holder as attorney's fees a reasonable amount in addition to the principal and interest then due hereon, and all other costs of collection.

IN WITNESS WHEREOF, Maker has fully executed this Note as of the date first above written.

TPT Global Tech, Inc.
(a Florida corporation)

DocuSigned by:
Stephen Thomas
CA13103E44A247C...

By: Stephen J. Thomas III, CEO

CEO